Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 128 to the Registration Statement (Form N-1A, File No. 033-11802) of Deutsche DWS Variable Series II (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 13, 2025, with respect to the financial statements and financial highlights of DWS Global Income Builder VIP, DWS Small Mid Cap Value VIP, DWS International Growth VIP (to be renamed DWS International Opportunities VIP effective May 1, 2025), DWS High Income VIP, DWS CROCI® U.S. VIP, DWS Government Money Market VIP, DWS Small Mid Cap Growth VIP, and DWS Alternative Asset Allocation VIP (eight of the funds constituting Deutsche DWS Variable Series II), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2025